Release:    May 30, 2018

TCRC-T&E and CP reach tentative, four-year agreement

Calgary, AB – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) is pleased to announce a tentative four-year agreement with CP conductors and locomotive engineers and a five-year agreement with our KVR conductors and locomotive engineers, ending both strikes.
Details of the agreement will be presented to the TCRC membership for ratification. Approximately 3,000 engineers and conductors are represented by the TCRC.

“This is a positive result for our TCRC employees and their families, the 12,000-strong CP family, our customers and the entire Canadian economy,” said Keith Creel, CP President and CEO. “It is especially meaningful to achieve a four-year tentative agreement with our valued locomotive engineers and conductors, providing long-term stability for all parties involved. This is a significant step toward a renewed positive relationship growing forward together serving our customers and the Canadian economy.”

“We have had the discussion that needed to take place. This is a solid step in re-establishing a positive business relationship and moving forward,” said Doug Finnson, President TCRC.

Both parties wish to acknowledge the efforts of the Federal Mediation and Conciliation Services throughout this process.

No further details will be released at this time.

Forward looking information

This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited to, collective bargaining between CP and its labour unions, potential work stoppage and CP’s business, operations and service. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance.  Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive.  These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United

States. Reference should be made to "Item 1A - Risk Factors" and "Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR
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